Exhibit 10.3

STANDARD LEASE FORM

(3/80)

TAYLOR & MATHIS

of ALABAMA, INC.

BROKERS-DEVELOPERS

INVERNESS CENTER

BIRMINGHAM, ALABAMA

This Lease, made this 28th day of August, 1991, by and between Taylor & Mathis of Alabama, Inc., Agent for Metropolitan Life Insurance Company first party (hereinafter called “Lessor”); and Scandipharm, Inc., a Delaware Corporation second party, (hereinafter called “Lessee”); and TAYLOR & MATHIS V a Georgia General Partnership third party, (hereinafter called “Leasing Agent”);

WITNESSETH:

PREMISES

1. Lessor does hereby rent and lease to the Lessee the following described space in the office complex known as Inverness Center (the “Park”) in the office building situated at 22 Inverness Center Parkway Birmingham, Alabama (the “Building”):

Approximately 1,509 rentable square feet on the Third Floor of 22 Inverness Center as shown on the attached Exhibit “A” (the “Premises”).

COMPLETION OF IMPROVEMENTS AND TERM

2. Lessor agrees to proceed with due diligence to complete construction of said office to be occupied by Lessee or to otherwise prepare the premises for Lessee’s occupancy in accordance with the terms herein on or before September 1, 1991.

The term of this lease shall be for a period of 3 years and 6 months commencing on the 1st day of September, 1991 and ending on the 28th day of February, 1995, at midnight, hereinafter known as the “Term”.

POSSESSION

3. If this lease is executed before the premises herein become ready for occupancy and Lessor cannot deliver possession of the herein leased premises by the time the term of this lease is fixed herein to begin, Lessee waives any claim for damages due to such delay and Lessor waives the payment of any rental until Lessor delivers possession to Lessee.

RENTAL

4. Lessee shall pay to Lessor at its office in Birmingham, Alabama or such other place as Lessor shall designate in writing, promptly on the first day of each month in advance, during the term of this lease One Thousand Eight Hundred Twenty-three and 38/100ths Dollars ($1,823.38) which is Twenty-one Thousand Eight Hundred Eighty and 56/100ths Dollars ($21,880.56) per annum. In the event the term shall commence on a day other than the first day of a month the rental for the first partial month shall be prorated. The aforesaid rent shall be due and payable in all events and Lessee hereby agrees to pay said rent and not to exercise any right of termination due to the breach by Lessor of any of the terms hereof.

RENTAL ADJUSTMENT	5. [Reserved.]

AGENT’S COMMISSION	6. Lessor agrees to pay Agent as compensation for services rendered in procuring this lease, the first month’s rent hereunder, and in addition thereto five percent (5%) of all rentals thereafter paid by Lessee under this lease. Lessor, with consent of Lessee, hereby assigns to Agent the first month’s rent hereunder and five percent (5%) of all rentals paid under this lease. Lessor agrees if this lease is extended, or if new lease is entered into between Lessor and Lessee covering leased premises, or any part thereof, then in either of said events, Lessor, in consideration of Agent’s having procured Lessee hereunder, agrees to pay Agent five percent (5%) of all rentals paid to Lessor by Lessee under such extension or new lease. Agent agrees in the event Lessor sells leased premises that upon Lessor’s furnishing Agent with an agreement signed by Purchaser, assuming Lessor’s obligations to Agent under this Lease, that Agent will release original Lessor from any further obligations to Agent hereunder. Lessee agrees that if this lease is validly assigned by him that he will secure from assignee an agreement in writing by assignee recognizing assignment held by Agent, and agreeing to pay rental to Agent herein named during period covered by lease. Agent is a party to this contract solely for the purpose of enforcing his rights under this paragraph and it is understood by all parties hereto that Agent is acting solely in the capacity as agent for Lessor, to whom Lessee must look as regards all covenants, agreements and warranties herein contained, and that Agent shall never be liable to Lessee in regard to any matter which may arise by virtue of this lease.

USE

7. Premises shall be used for office and related purposes and no other. Premises shall not be used for any illegal purposes; nor in violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on premises. Lessee hereby agrees to comply with any and all municipal, county, state, and federal regulations, and/or requirements applicable or in any way relating to the use and occupancy of the premises.

LESSEE’S ACCEPTANCE

8. Lessee accepts premises in their condition and as suited for the use intended by Lessee. Lessor shall not be required to make any repairs or improvements to premises, except structural repairs necessary for safety and tenantability.

LESSEE’S CARE

9. Lessee shall repair partitions and all glass and plate glass. Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the leased premises, or the person or property of the Lessee, or the person or property of Lessor’s other tenants, or any one else, if due to act of neglect of Lessee or any one in his control or employ. Lessee shall at once report in writing to Lessor any defective condition known to him which Lessor in required to repair and failure to so report shall make Lessee responsible for damages resulting from defective conditions. All personal property upon the premises shall be at the risk of Lessee only, and Lessor shall not be liable for any damage thereto or theft thereof.

INSPECTIONS

10. Lessor may enter the premises at reasonable hours; to exhibit same to prospective purchasers or tenants; to inspect premises to see that Lessee is complying with all his obligations hereunder; and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space.

DEFAULT REMEDIES

11. In the event: (a) The rent specified in Paragraph 4 is not paid at the place where due within five (5) days from its due date; (b) the leased premises shall be deserted or vacated; (c) the Lessee shall fail to comply with any term, provision, or condition, or covenant of this lease, other than the payment of rent, or any of the Rules and Regulations now or hereafter established for the government of this building, and shall not cure such failure within ten days after notice to the Lessee of such failure to comply; (d) any petition is filed by or against Lessee under any section or chapter of the National Bankruptcy Act as amended; (e) Lessee shall become insolvent or make a transfer in fraud of creditors; (f) Lessee shall make an assignment for benefit of creditors; (g) a receiver is appointed for a substantial part of the assets of Lessee; (h) the leasehold interest is levied on under execution—in any of such events, Lessor shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this lease:

(1) Terminate this lease, in which event Lessee shall immediately surrender the premises to Lessor, but if Lessee shall fail to so do, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent or damages for breach of contract, enter upon the premises and expel or remove Lessee and his effects, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such lease termination, whether through inability to relet the premises, or through decrease in rent, or otherwise; in the event of such termination, Lessor may, at its option, declare the entire amount of the rent which would become due and payable, during the remainder of the term of this lease to be due and payable immediately, in which event, Lessee agrees to pay the same at once, together with all rents theretofore due, at the office of Lessor, Birmingham, Alabama; provided, however that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the said term. Upon making such payment Lessee shall receive from Lessor all rents received by Lessor from other tenants on account of said premises during the term of this lease, provided, however, that the monies to which the Lessee shall so become entitled shall in no event exceed the entire amount payable by Lessee to Lessor under the preceding sentence of this sub-paragraph.

(2) Enter the leased premises as the agent of the Lessee, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the premises as the agent of the Lessee, and receive the rent therefor, and the Lessee shall pay the Lessor any deficiency that may arise by reason of such re-letting, on demand at any time and from time to time at the office of Lessor, Birmingham, Alabama.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

PERSONALTY OF LESSEE

12. If the Lessee shall not remove all his effects from said premises at any termination of this lease, Lessor may, at its option, remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and also storage on said effects. Upon any termination of this lease wherein Lessee shall be liable in any amount to Lessor. Lessor shall have a lien upon the personal property and effects of Lessee on said premises, and Lessor may, at its option, without notice, sell at private sale all or part of said property and effects for such price as Lessor may deem best and apply the proceeds of such sale upon any amounts due under this lease form Lessee to Lessor, including the expenses of the removal and sale.

SERVICES

13. Lessor shall cause the premises to be cleaned and generally cared for. Lessor shall furnish electric facilities to the premises leased by Lessee and Lessor shall furnish electricity for lighting and small business machine use. Lessor shall furnish seasonable air conditioning and heat during normal business hours Monday through Friday and 8:00 a.m. until 1:00 p.m. Saturday, said heat or air conditioning not being furnished Sunday or holidays observed by Lessor. Lessor shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this paragraph, and particularly any interruption in services by any cause beyond the immediate control of Lessor, provided Lessor shall use reasonable diligence in the restoration of such services.

SUBLETTING AND ASSIGNMENTS	14. Lessee may, but only with prior written consent of Lessor, which consent shall not be unreasonably withheld, sublease premises or any part thereof.

DESTRUCTION OR DAMAGE

15. Should the demised premises be so damaged by fire, or other cause that rebuilding or repairs cannot be completed within one hundred and eighty (180) days from the date of the fire, or other cause of damage, then either Lessor or Lessee may terminate this lease, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred and eighty (180) days, the Lessor covenants and agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in the rent for such time as the building is untenantable or proportionately for such portion of the leased premises as shall be untenantable and the Lessee covenants and agrees that the terms of this lease shall not be otherwise affected.

CONDEMNATIONS, ETC.

16. If the whole or any part of demised premises shall be taken or condemned by any competent authority for any public or equal public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to Lessor. The current rental, however, shall in such case be apportioned.

ALTERATIONS AND IMPROVEMENTS

17. Lessee will make no alterations in, or additions to, said premises without first obtaining the Lessor’s written consent. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of the Lessee) made in or upon said premises, either by the Lessee or the Lessor, shall be the Lessor’s property, and shall remain upon said premises at the termination of said term by lapse of time or otherwise, without compensation to the Lessee.

ATTORNEY’S FEE

18. Lessee agrees to pay all attorney’s fees and expenses the Lessor incurs in enforcing any of the obligations of the Lessee under this lease, or in any litigation or negotiation in which the Lessor shall, without his fault, become involved through or on account of this lease.

ENTIRE AGREEMENT

19. This lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor, hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor’s right to demand exact compliance with the terms hereof.

20. Time is of the essence of this agreement.

RULES AND REGULATIONS

21. The rules and regulations printed upon this instrument shall be and are hereby made a part of this lease. Lessee, its servants and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations as may be made from time to time by Lessor.

USUFRUCT ONLY	22. This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

HOLDING OVER

23. If Lessee remains in possession after expiration of the term hereof, with Lessor’s acquiescence and without any distinct agreement of parties, Lessee shall be a tenant at will; and there shall be no renewal of this lease by operation of law.

SURRENDER OF PREMISES	24. At termination of this lease, Lessee shall surrender premises and keys thereof to Lessor in same condition as at commencement of the term, natural wear and tear only excepted.

NOTICES

25. Lessee hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this lease, the person in charge of said premises at the time, or occupying premises; and if no person in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to premises. A copy of all notices under this lease shall also be sent to Lessee’s last known address, if different from premises.

PARTIES

26. “Lessor” as used in this lease shall include first party, its representatives, assigns and successors in title to premises. “Lessee” shall include second party, its representatives, and if this lease shall be validly assigned or sublet, shall include also Lessee’s assignees or sub-lessees, as to premises covered by such assignment or sublease. “Agent” shall include third party, its successors, assigns, and representatives. “Lessor”, “Lessee”, and “Agent”, include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

TRANSFER OF TENANTS

27. In the event the rooms and offices rented to the Lessee are less than 1500 sq. ft. in area, Lessor reserves the right, at its option and upon giving thirty (30) days’ written notice in advance to the Lessee to transfer and remove the Lessee from the rooms and offices herein specified to any other available rooms and offices of equal size and area and equivalent rental in the building or office park of which the premises are a part. Lessor shall bear the expense of said removal as well as the expense of any renovations or alterations necessary to make the new space conform in arrangement and lay-out with the original space covered by this Lease.

LIABILITY INSURANCE

28. Lessee, at its cost and expense, agrees to carry and maintain during the term of this lease, public liability insurance covering the premises, insuring Lessor and Lessee in the amount of not less than $100,000.00 in respect to injuries to any one person and in an amount of not less than $300,000.00 in respect to any one accident, and in an amount not less than $50,000.00 for property damage. Lessee agrees to deliver to Lessor a copy of such insurance policy, or if the same is carried under a blanket policy, a proper certificate of such insurance, signed by the insurer.

SUB-ORDINATION

29. At the option of the Lessor, the Lessee agrees that this lease shall remain subject to and subordinate to all present and future mortgages affecting the premises of which the Leased Premises are a part, and the Lessee shall promptly execute and deliver to the Lessor such certificate or certificates in writing as the Lessor may request, showing the subordination of this lease to such mortgage or mortgages, and in default of the Lessee so doing, the Lessor shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of the Lessee, this authority being hereby declared to be coupled with an interest and to be irrevocable.

EXCULPATION

30. Lessee agrees that Lessee shall look solely to the Lessor’s interest in the office property of which the Demised Premises are a part, and Lessor’s personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor based upon any default hereunder, and no other property or assets of Lessor, its successors or assigns, shall be subject to the levy, execution, or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

SPECIAL STIPULATIONS	31. Insofar as the following special stipulations conflict with any of the foregoing provisions, the following shall control:

See Exhibits “B”, “C”, and “D” which are attached

hereto and hereby made a part of this Lease.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

Signed, sealed and delivered by in the presence of:	Lessor	Taylor & Mathis of Alabama, Inc., Agent for Metropolitan Life Insurance Company

/s/ Witness	By:	/s/ A.M. Taylor
WITNESS

/s/ Notary Public	By:	/s/ E.H. Avery
NOTARY PUBLIC MY COMMISSION EXPIRES FEB. 19, 1994

Signed, sealed and delivered by	Lessee	Scandipharm, Inc., a Delaware Corporation

in the presence of:

/s/ Witness	By	/s/ David W. Mims	(SEAL)
WITNESS

/s/ Notary Public	Attest		(SEAL)
NOTARY PUBLIC [SEAL]

Signed, sealed and delivered by Taylor & Mathis, in the presence of:	Leasing Agent

/s/ Witness		TAYLOR & MATHIS V
WITNESS		a Georgia General Partnership

/s/ Notary Public	By:	/s/ A.M. Taylor
NOTARY PUBLIC [SEAL]

RULES AND REGULATIONS OF TAYLOR & MATHIS of ALABAMA, INC.

(Which are referred to in the within lease and made a part thereof.)

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by tenants, or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

2. No advertisement, sign, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the interior doors and windows permitted by Lessor, which signs, etc., shall be of such order, size and style, and at such places as shall be designated by Lessor. Interior signs on doors will be provided for tenants by Lessor, the cost of the signs to be charged to and paid for by tenants.

3. Nothing shall be thrown by tenants, their clerks, or servants out of the windows or doors, or down the passages or skylights of the building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.

4. Tenants shall not employ any persons other than the janitors of Lessor (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of said premises. It is understood and agreed that the Lessor shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to the furniture or other effects of any tenant by the janitor or any of its employees.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the building.

6. All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air-conditioning or heating systems are if operation, and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other tenants, and to Lessor for damage to paint, plastering or other parts of the building, resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made, to any part of the building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Lessor or its Agent. All glass, locks and trimmings in or upon the doors and windows of the building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Lessor, or its Agent, and shall be left whole and in good repair. Tenants shall not injure, overload or deface the building, the woodwork or the walls of the premises, nor carry on upon the premises any noisesome, noxious, noisy, or offensive business.

7. The tenant shall not (without the Lessor’s written consent) put up or operate any steam engine, boiler, machinery or stove upon the premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the demised premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids will be permitted.

8. If tenants require wiring for a bell or buzz system, such wiring shall be done by the electrician of the building only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Lessor, or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the building or by some other employee of Lessor who may be instructed by the Superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Lessor or its representatives, as stated. The electric current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Lessor, or its representative, and at an agreed cost to tenants.

9. Lessor will post on the directory of its building one name to be designated by the tenant at no charge. All additional names which tenant shall desire put upon said directory must be first consented to by Lessor, and if so approved, a charge will be made for each additional listing as prescribed by Lessor to be paid to Lessor by Lessee.

10. The Lessor, and its agents, shall have the right to enter the demised premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of said building, and the Lessor shall be allowed to take all material into and upon said premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of the Lessee without in any way being deemed or held guilty of an eviction of the Lessee; and the rent reserved shall in no were abate while said repairs, alterations, or additions are being made; and the Lessee shall not be entitled to maintain a set-off or counterclaim for damages against the Lessor by reason of loss or interruption to the business of the Lessee because of the prosecution of any such work. All such repairs, decorations, additions, and improvements shall be done during ordinary business hours, or, if any such work is at the request of the Lessee to be done during any other hours, the Lessee shall pay for all overtime costs.

11. Lessor reserves all vending rights. Request for such service will be made to Lessor.

12. The Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the premises, and for the preservation of good order therein.

EXHIBIT "A"

CHARLES WINGETT
DAVID MIMS
ROYCE WATKINS
KATHY SMITH
STORAGE
RECEPTION AREA
FLOOR PLAN
CPT

NOTES

1. THE 3 OFFICES, RECEPTION AND CORRIDOR TO RECEIVE VICRETEX WALLCOVERING, ALL WALLS.
2. STORAGE TO RECEIVE BUILDING STANDARD PAINT - EGGSHELL FINISH
3. VINYL TILE TO REMAIN IN BACK HALF OF STORAGE
4. ALL REMAINING AREAS TO RECEIVE CARPET SHAW - SHOAL CREEK 30
5. ALL AREAS TO RECEIVE BUILDING STANDARD 2½" RUBBER BASE.
6. STORAGE TO RECEIVE BUILDING STANDARD BASE CABINET WITH LAMINATE TOP.

Architects South, Inc. A Bodine Company	1029-117	KNW	SCANDIPHARM, INC.
	8-15-91		22 INVERNESS CENTER THIRD FLOOR

EXHIBIT B

1.	Lessor shall construct leasehold improvements to the Premises, and Lessor shall provide a leasehold improvement allowance of $13,772.00 to be applied toward the cost of said construction. Any cost of construction and design in excess of said allowance shall be paid by Lessee to Lessor in one (1) payment which shall be due within thirty (30) days of receipt of Lessor’s invoice. In the event of any changes, modifications, or additions to said plans by Lessee which create additional costs, said additional costs shall be paid by Lessee to Lessor in one (1) payment which shall be due within ten (10) days of receipt of Lessor’s invoice.

2.	Lessee shall have a credit against the monthly base rental payable to Lessor in the amount of $9,116.90 which shall be applied against the installments of monthly base rental as per the following schedule. In no event shall Lessor be obligated to make any refund of such credit, or any portion thereof, to Lessee, for any reason.

MONTH	MONTHLY BASE RENTAL	MONTHLY BASE RENTAL CREDIT	MONTHLY BASE RENTAL PAYABLE
1-10	$1,823.38	$911.69	$911.69
11-42	$1,823.38	-0-	$1,823.38

3.	For purposes of defining Operating Expenses under Exhibit D of the Lease, Management Fees shall be determined during any period for which the foregoing rent credit period is in effect as if no such rent credit period were provided under this Lease.

4.	Lessor agrees that it shall not during the Lease Term enter into any lease of available, contiguous space located on the Third Floor of 22 Inverness Center adjacent to the Premises as defined in the Lease or as expanded pursuant to this provision without first offering to lease such space to Lessee before entering into a Lease Agreement with a prospective Lessee. Lessor shall make such offering in writing which, if accepted by Lessee, would constitute a legally binding lease. Lessee shall thereafter have ten (10) business days in which to lease such proposed space and said lease shall commence thirty (30) days thereafter. If Lessee declines Lessor’s offer to lease additional space, Lessor may lease such space to any entity without Lessee’s consent.

EXHIBIT C

ADDITIONAL RENT

1.	The following terms, as defined below, are used in this Exhibit C:

“Escalation Year” means each calendar year, commencing with the calendar year in which the commencement date of the Term occurs, falling, in whole or in part, within the Term.

“Estimated Operating Expense Increase” means the payments to be made by Lessee to Lessor toward the Operating Expense Increase in the amounts, at the times, and in the manner provided for by Subparagraph 3.

“Estimated Operating Statement” means a statement rendered to Lessee setting forth: (i) Lessor’s reasonable estimate of the projected Operating Expenses applicable to the Premises for the then current Escalation Year, (ii) a computation of the Estimated Operating Expense Increase applicable to the Premises due for the then current Escalation Year, (iii) a computation of the monthly Estimated Operating Expense Increase installments to be paid by Lessee pursuant to the Estimated Operating Statement, being one-twelfth (1/12) of the amount determined pursuant to clause (ii) above, and (iv) a computation of the amount due Lessor, or credit due Lessee, in respect of the lapsed months of the then current Escalation Year.

“Operating Expense Increase” means the amount to be paid as additional rent in accordance with Subparagraph 2.

“Operating Expenses” are defined in Exhibit D, attached hereto and incorporated herein.

“Operating Statement” means a statement setting forth (i) the Operating Expenses applicable to the Premises for an Escalation Year, (ii) a computation of the total Operating Expense Increase applicable to the Premises for such Escalation Year, (iii) an accounting for Estimated Operating Expense Increase payments, if any, made with respect to such Escalation Year, and (iv) the amount of Operating Expense Increase then payable to Lessor, or the credit in respect thereof to which Lessee is entitled, for such Escalation Year, taking into account any increase in the Estimated Operating Statement rendered with respect to the next Escalation Year, if any.

2.	Lessee shall pay to Lessor as additional rent (the “Additional Rent”), for each Escalation Year during the Term, the Operating Expenses attributable to the Premises for such Escalation Year if and to the extent they exceed $4.30 per rentable square foot of the Premises. Lessee acknowledges that in attributing Operating Expenses to the Premises, certain Operating Expenses will vary depending on overall occupancy levels in the Building. Within one hundred twenty (120) days after the expiration of each Escalation Year, Lessor shall furnish Lessee with an Operating Statement. All amounts shown as due from Lessee on the Operating Statement for such Escalation Year shall be due Lessor from Lessee thirty (30) days after the rendering of such Operating Statement.

3.	Commencing with the second Escalation Year during the Term, Lessor may render an Estimated Operating Statement for any Escalation Year. If and when so rendered from time to time, Lessee shall pay to Lessor in advance on the first day of each calendar month the monthly Estimated Operating Expense Increase installments provided for in such Estimated Operating Statement, such payments to continue until another Estimated Operating Statement is rendered. Upon the rendering of the

Operating Statement for any Escalation Year for which Estimated Operating Expense Increase installments were paid by Lessee, Lessee shall, within thirty (30) days thereafter, pay to Lessor the sum of (i) the excess, if any, of the Operating Expense Increase due for such Escalation Year over the monthly Estimated Operating Expense Increase installments paid by Lessee in respect of such Escalation Year and (ii) the excess, if any, of the Estimated Operating Expense Increase installments due for the current Escalation Year, as shown on the Estimated Operating Statement, over the Estimated Operating Expense Increase installments then being paid by Lessee multiplied by the number of months which shall have elapsed, in whole or in part, since the commencement of the current Escalation Year shall exceed the Operating Expense Increase due for the prior Escalation Year or the Estimated Operating Expense Increase due for the current Escalation Year, respectively, such excess shall first be credited against any amounts shown due on the Operating Statement (including the Estimated Operating Statement) and the balance, if any, shall be credited against the next succeeding installment or installments of Operating Expense Increase or Estimated Operating Expense Increase becoming due hereunder; provided, however, that if the Term of this Lease shall terminate or expire prior to full application of such credit, any balance due Lessee shall be refunded to Lessee by Lessor on the date of such termination or expiration.

4.	For any Escalation Year not wholly falling within the Term, the Operating Expense Increase shall be determined by annualizing Operating Expenses actually accrued during the portion of the Escalation Year falling within the Term and then prorating the Operating Expense Increase thereby determined, based on the number of days of such Escalation Year falling within the Term.

EXHIBIT D

OPERATING EXPENSES

“OPERATING EXPENSES” shall mean the operating costs and expenses delineated as follows:

1.	Costs and expenses paid or incurred by Lessor for the maintenance and repair of the Building, the grounds and facilities located in the project that are owned by Lessor in fee simple (hereinafter called “Lessor’s Property”) and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing and electrical systems and equipment, (iii) florescent light bulbs and broken glass, including replacement thereof, and (iv) elevators and escalators;

2.	Cleaning and janitorial costs and expenses, including window cleaning expenses, for the Building and Lessor’s Property;

3.	Landscaping and grounds maintenance costs and expenses;

4.	Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

5.	Costs and expenses of redecorating, painting and carpeting the common areas of the Building and Lessor’s Property;

6.	Costs and repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation imposed after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures;

7.	Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of the Building and Lessor’s Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Lessor pays to or on behalf of employees engaged in the operation, maintenance, repair and security of the Building and Lessor’s Property;

8.	Charges of any independent contractor who, under contract with Lessor or its manager or representatives, does any of the work of operating, maintaining or repairing the Building and Lessor’s Property;

9.	Legal and accounting expense, including, but not limited to, such expenses as related to seeking or obtaining reductions in and/or refunds of real estate taxes;

10.	Amortization, with interest, of capital expenditures for capital improvements made by Lessor after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses;

11.	Lessor’s insurance costs and expenses for all types of insurance carried by Lessor with respect to the Building and Lessor’s Property;

12.	Security service costs and expenses;

13.	Management fees;

14.	Expenses incurred in the purchase or acquisition of material and supplies in connection with all of the foregoing expenses;

15.	Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Building and Lessor’s Property for the operation thereof, and (ii) real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Lessor’s income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Lessor’s Property, the Building, any other improvements hereinafter constructed on Lessor’s Property, or the rents derived from Lessor’s Property, the Building and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year).

16.	The Building’s pro rata share of expenses incurred for the operation and maintenance of common areas of Lessor’s Property and the Park, or any portion thereof; and

17.	Such other expenses paid by Lessor, from time to time, in connection with the operation and maintenance of the Building and Lessor’s Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Building and Lessor’s Property.

All costs of special services rendered to particular tenants of the Building, which are paid by such tenants, shall not be included in the Operating Expenses. Payments by Lessor of interest and principal on any mortgage or similar instrument secured by Lessor’s Property or the Building shall not be included in Operating Expenses. Except as specified in items 5, 6 and 10 hereof, the cost of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Lessee’s approval.

FIRST AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 20th day of January, 1992, by and between TAYLOR & MATHIS, INC., Agent for METROPOLITAN LIFE INSURANCE COMPANY (hereinafter called “Lessor”); and SCANDIPHARM, INC., a Delaware Corporation (hereinafter called “Lessee”); and TAYLOR & MATHIS IV, a Georgia General Partnership (hereinafter called “Leasing Agent”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, Lessor leased to Lessee certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (hereinafter called the “Premises”), for a period of three (3) years and six (6) months commencing September 1, 1991 and ending February 28, 1995;

WHEREAS, Lessor and Lessee mutually agree to increase the rentable square footage; and

WHEREAS, Lessor and Lessee mutually agree to document said amendment;

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Effective February 1, 1992, the leased square footage as stated in Paragraph 1 of the Lease is hereby increased by 122 rentable square feet on the Ground Floor, as shown on the attached Exhibit “A”.

2.	Effective February 1, 1992, the monthly base rental as stated in Paragraph 4 of the Lease is hereby increased by $73.71 per month, which is $884.52 per annum.

The Lease as hereby amended is ratified, confirmed and continued in all respects.

IN WITNESS WHEREOF, this agreement is executed as of the date first above written.

Signed, sealed and delivered in the presence of:	“LESSOR”: TAYLOR & MATHIS, INC. Agent for METROPOLITAN LIFE INSURANCE COMPANY

/s/ Witness Witness	By:	/s/ A.M. Taylor

/s/ Notary Public Notary Public [SEAL]	By:	/s/ E.H. Avery

Signed, sealed and delivered in the presence of:	“LESSEE”: SCANDIPHARM, INC., a Delaware Corporation

/s/ Witness Witness	By:	/s/ David W. Mims

/s/ Notary Public Notary Public [SEAL]

Signed, sealed and delivered in the presence of:	“LEASING AGENT”: TAYLOR & MATHIS IV, a Georgia General Partnership

/s/ Witness Witness	By:	/s/ A.M. Taylor

/s/ Notary Public Notary Public [SEAL]

SECOND AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 10th day of July, 1992, by and between TAYLOR & MATHIS, INC., Agent for METROPOLITAN LIFE INSURANCE COMPANY, a New York Corporation (hereinafter called “Landlord”); and SCANDIPHARM, INC. (hereinafter called “Tenant”); and TAYLOR & MATHIS IV, a Georgia General Partnership (hereinafter called “Leasing Agent”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, and First Agreement Amending Lease dated January 20, 1992, Lessor leased to Lessee certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center Parkway, Suite 310, Birmingham, Alabama 35242 for a period of forty two (42) months commencing September 1, 1991 and ending February 28, 1995; and

WHEREAS, Lessor and Lessee mutually agree to increase the rentable square footage; and

WHEREAS, Lessor and Lessee mutually agree to extend the Lease Term; and

WHEREAS, Lessor agrees to leasehold improve the Premises; and

WHEREAS, Lessor and Lessee mutually agree to document said Amendment;

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Effective September 1, 1992, the leased square footage as stated in Paragraph 1 of the Lease is hereby increased by 2,622 rentable square feet on the Third Floor, as shown on the attached Exhibit “A”.

2.	The Lease Term as stated in Paragraph 2 of the Lease is hereby extended, such that the Lease shall now expire on August 31, 1995.

3.	Effective September 1, 1992, the monthly base rental as stated in Paragraph 4 of the Lease is hereby increased by $3,168.25 per month, which is $38,019.00 per annum.

4.	Lessor shall provide a leasehold improvement allowance of $31,464.00. Any cost of construction and design in excess of said allowance shall be paid by Lessee to Lessor in one (1) payment which shall be due within thirty (30) days of receipt of Lessor’s invoice.

The Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, this agreement is executed as of the date first above written.

Signed, sealed and delivered in the presence of:	LESSOR: TAYLOR & MATHIS, INC., Agent for METROPOLITAN LIFE INSURANCE COMPANY

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public	By:	/s/ E.H. Avery
Notary Public
[SEAL]

Signed, sealed and delivered in the presence of:	LESSEE: SCANDIPHARM, INC.

/s/ Witness	By:	/s/ David W. Mims
Witness

/s/ Notary Public	By:
Notary Public
[SEAL]

Signed, sealed and delivered in the presence of:	LEASING AGENT: TAYLOR & MATHIS IV, a Georgia General Partnership

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public	By:
Notary Public
[SEAL]

EXHIBIT "A"

THE OFFICE OF
PETITJEAN
& KENNEDY
ARCHITECTS, INC
1029-12.4
6/19/92
EXHIBIT TO THE LEASE

THIRD AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 8th day of September, 1993, by and between TAYLOR & MATHIS, INC., Manager for METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, (hereinafter called “Landlord”); and SCANDIPHARM, INC., a Delaware corporation, (hereinafter called “Tenant”); and TAYLOR & MATHIS IV, a Georgia general partnership (hereinafter called “Leasing Agent”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, First Agreement Amending Lease dated January 20, 1992 and Second Agreement Amending Lease dated July 10, 1992, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (hereinafter called the “Premises”), for a period of forty-eight (48) months commencing September 1, 1991 and ending August 31, 1995;

WHEREAS, Landlord and Tenant mutually agree to increase the rentable square footage; and

WHEREAS, Landlord and Tenant mutually agree to extend the Lease Term; and

WHEREAS, Landlord agrees to leasehold improve the Premises; and

WHEREAS, Landlord and Tenant mutually agree to document said amendment;

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Effective September 1, 1993, the leased square footage as stated in Paragraph 1 of the Lease is hereby increased by 4,700 rentable square feet on the Third Floor, as shown on the attached Exhibit “A”.

2.	The Lease Term as stated in Paragraph 2 of the Lease is hereby extended, such that the Lease shall now expire on August 31, 1996.

3.	Effective September 1, 1993, the monthly base rental as stated in Paragraph 4 of the Lease is hereby increased by $5,679.17 per month, which is $68,150.04 per annum.

4.	Landlord shall provide a leasehold improvement allowance of $56,400.00. Any cost of construction and design in excess of said allowance shall be paid by Tenant to Landlord in one (1) payment, which shall be due within thirty (30) days of receipt of Landlord’s invoice.

The Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, this agreement is executed as of the date first above written.

Signed, sealed and delivered in the presence of:	“LANDLORD”: TAYLOR & MATHIS, INC., Manager for METROPOLITAN LIFE INSURANCE COMPANY

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public	By:	/s/ E.H. Avery
Notary Public
[SEAL]

Signed, sealed and delivered in the presence of:	“TENANT”: SCANDIPHARM, INC., a Delaware corporation

	By:	/s/ David W. Mims
Witness		David W. Mims Vice President

/s/ Notary Public	By:
Notary Public [SEAL]

Signed, sealed and delivered in the presence of:	“LEASING AGENT”: TAYLOR & MATHIS IV, a Georgia general partnership

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public Notary Public [SEAL]

EXHIBIT TO THE LEASE
OFFICE 15'X15'
OFFICE 10'X15'
OFFICE 10'X15'
OFFICE 10'X15'
OFFICE 15'X15'
OFFICE 10'X14'
OFFICE 10'X14'
OFFICE 10'X14'
MEETING ROOM 15'X14'
THIS AREA TO RECEIVE VINYL WALLCOVERING
THIS AREA TO RECEIVE VINYL WALLCOVERING
BREAK ROOM
BREAK ROOM
WKS 9'X9'
WKS 9'X9'
RECEPTION 18'X28'
STORAGE 12'X20'
BREAK/ STORAGE
FILING
WKS 9'X9'
WKS 9'X9'
STAIR #1
MEN
WOMEN
ELEVATOR LOBBY
ELEC. ROOM
MECH. ROOM
TELE.
STAIR #2
HOUSE SERVICES
GENERAL FINISH NOTES:
RECEPTION AREA TO RECEIVE:
1. FLOORING - MARBLE BORDER WITH MAPLE AND OAK PLANK INSET.
2. FABRIC WALLCOVERING
3. LEATHER FABRIC ACCENT WALL
4. GYP BOARD BANDED CEILING WITH ACOUSTICAL INSET
5. RECESSED INCANDESCENT DOWNLIGHTS
6. CLEAR TEMPERED GLASS ENTRY DOORS
7. BUILT IN WOOD RECEPTION DESK AND CREDENZA
8. CORRIDOR FOYER - MARBLE FLOORING AND WOOD PANELED WALLS
ALL OTHER AREAS TO RECEIVE:
9. BUILDING STANDARD FINISHES UNLESS OTHERWISE NOTED.
LEGEND
NEW CONSTRUCTION
= DEMOLITION
22 INVERNESS CENTER-3RD FLOOR
SCANDIPHARM
A-1

EXHIBIT A

Page 1 of 1

FOURTH AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 16th day of December, 1993, by and between TAYLOR & MATHIS, INC., Manager for METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, (hereinafter called “Landlord”); and SCANDIPHARM, INC., a Delaware corporation, (hereinafter called “Tenant”); and TAYLOR & MATHIS IV, a Georgia general partnership (hereinafter called “Leasing Agent”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, First Agreement Amending Lease dated January 20, 1992 and Second Agreement Amending Lease dated July 10, 1992 and Third Agreement Amending Lease dated September 8, 1993, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (hereinafter called the “Premises”), for a period of forty-eight (48) months commencing September 1, 1991 and ending August 31, 1995;

WHEREAS, Landlord and Tenant mutually agree to increase the rentable square footage; and

WHEREAS, Landlord and Tenant mutually agree to extend the Lease Term; and

WHEREAS, Landlord agrees to leasehold improve the Premises; and

WHEREAS, Landlord and Tenant mutually agree to document said amendment;

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Effective January 1, 1994, the leased square footage as stated in Paragraph 1 of the Lease is hereby increased by 3,387 rentable square feet on the Third Floor, as shown on the attached Exhibit “A”.

2.	The Lease Term as stated in Paragraph 2 of the Lease is hereby extended, such that the Lease shall now expire on December 31, 1996.

3.	Effective January 1, 1994, the monthly base rental as stated in Paragraph 4 of the Lease is hereby increased by $4,092.63 per month, which is $49,111.56 per annum.

4.	Landlord shall provide a leasehold improvement allowance of $40,644.00. Any cost of construction and design in excess of said allowance shall be paid by Tenant to Landlord in one (1) payment, which shall be due within thirty (30) days of receipt of Landlord’s invoice.

The Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, this agreement is executed as of the date first above written.

Signed, sealed and delivered in the presence of:	“LANDLORD”: TAYLOR & MATHIS, INC., Manager for METROPOLITAN LIFE INSURANCE COMPANY

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public	By:	/s/ E.H. Avery
Notary Public [SEAL]

Signed, sealed and delivered in the presence of:	“TENANT”: SCANDIPHARM, INC., a Delaware corporation

	By:	/s/ David W. Mims
Witness

	By:	/s/ Notary Public
Notary Public		[SEAL]

Signed, sealed and delivered in the presence of:	“LEASING AGENT”: TAYLOR & MATHIS IV, a Georgia general partnership

/s/ Witness	By:	/s/ A.M. Taylor
Witness

/s/ Notary Public
Notary Public [SEAL]

ELEVATOR LOBBY
LEGEND
NEW CONSTRUCTION
DEMOLITION
NEW BUILDING STANDARD DOOR
GENERAL FINISH NOTES

EXHIBIT TO THE LEASE

THE OFFICE OF PETITJEAN & KENNEDY ARCHITECTS, INC.	JOB: 1029-326	DRAWN BY: AGW	PROJECT: SCANDIPHARM
	DATE: 11-2-92	CK: DCD	TITLE: 22 INVERNESS CENTER THIRD FLOOR

REVISIONS:

SHEET: A-1

FIFTH AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 16th day of October, 1996, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter called “Landlord”); and SCANDIPHARM, INC. (hereby called “Tenant”); and TAYLOR & MATHIS IV, L.P., a Georgia limited partnership (hereinafter called “Leasing Agent”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, First Agreement Amending Lease dated January 20, 1992, Second Agreement amending Lease dated July 10, 1992, Third Agreement Amending Lease dated September 8, 1993, and Fourth Agreement Amending Lease dated December 16,1993, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (hereinafter called the Premises”), for a period of sixty-four (64) months commencing September 1,1991 and ending December 31,1996;

WHEREAS, Landlord and Tenant mutually agree to amend the Lease as hereinafter set forth; and,

WHEREAS, Landlord and Tenant mutually agree to document said Amendment.

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in the Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	The Term, as stated in Paragraph 2 of the Lease, is hereby extended such that the Lease shall expire on December 31, 1999.

2.	Effective January 1, 1997, the Base Monthly Rental as stated in Paragraph 4 of the Lease shall be $16,290.67 per month, which is $195,488.04 per annum.

3.	Landlord shall provide a leasehold improvement allowance of $12,218.00 to be applied toward the cost of leasehold improvements and design thereof to be performed by Landlord to the Premises. Any costs of design and construction in excess of said allowance shall be paid by Tenant to Landlord in one (1) payment which shall be due within thirty (30) days of receipt of Landlord’s invoices.

4.	Exhibit C, Paragraph 2 of the Lease is hereby amended as follows:

“Effective January 1, 1997, the expense stop referenced in Paragraph 2 of Exhibit C of the Lease shall be $5.70 per rentable square foot of the Premises. This modification shall not affect the reconciliation of accounts with respect to previous Escalation Years.”

5.	Effective January 1, 1999, the Base Monthly Rental as stated in Paragraph 4 of the Lease shall be increased by $1,018.17, which is $12,218.04 per annum.

6.	The said original Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the said original Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, effective as of the first date first above written.

Signed, sealed and delivered in the presence of:	LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

/s/ Witness	By:	/s/ J. Samuel O’Briant
Witness		J. Samuel O’Briant EIM Manager

/s/ Notary Public
Notary Public [SEAL]

Signed, sealed and delivered in the presence of:	TENANT: SCANDIPHARM, INC.

/s/ Witness	By:	/s/ David W. Mims
Witness	Name	David W. Mims
	Title	V.P.

/s/ Notary Public	By:
Notary Public	Name
Title

Signed, sealed and delivered in the presence of:	LEASING AGENT: TAYLOR & MATHIS IV, L.P., a Georgia limited partnership

/s/ Witness	By:	/s/ E.H. Avery
Witness		E.H. Avery
General Partner

/s/ Notary Public
Notary Public
[SEAL]

SIXTH AGREEMENT AMENDING LEASE

STATE OF ALABAMA

COUNTY OF SHELBY

THIS AGREEMENT, entered into this 21st day of March, 1997, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter called “Landlord”); and SCANDIPHARM, INC. (hereby called “Tenant”); and TAYLOR & MATHIS, INC., a Georgia corporation (hereinafter called “Manager”):

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991, First Agreement Amending Lease dated January 20, 1992, Second Agreement Amending Lease dated July 10, 1992, Third Agreement Amending Lease dated September 8, 1993, Fourth Agreement Amending Lease dated December 16, 1993, and Fifth Agreement Amending Lease dated October 16, 1996, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (hereinafter called the Premises”), for a period ending December 31, 1999;

WHEREAS, Landlord and Tenant mutually agree to increase the rentable square footage; and,

WHEREAS, Landlord agrees to leasehold improve the Premises; and

WHEREAS, Landlord and Tenant mutually agree to document said amendment;

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in the Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Effective April 1, 1997, the leased square footage as stated in Paragraph 1 of the Lease is hereby increased by 2,745 rentable square feet on the Third Floor, as shown on the attached Exhibit A.

2.	Effective April 1, 1997, the monthly base rental as stated in Paragraph 4 of the Lease shall be as per the following schedule:

Month	Base Monthly Rental	Rate/SF
1-21	$3,774.38	$16.50
22-33	$3,888.75	$17.00

3.	Landlord shall provide a leasehold improvement allowance of $18,117.00 to be applied toward the cost of leasehold improvements and design thereof to be performed by Landlord to the Premises. Any costs incurred in excess of Landlord’s leasehold improvement allowance shall be paid by Tenant to Landlord in one (1) payment, which shall be due within thirty (30) days of receipt of Landlord’s invoice(s).

4.	The said original Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the said original Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, effective as of the first date first above written.

Signed, sealed and delivered in the presence of:	LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

/s/ Witness	By:	/s/ J. Samuel O’ Briant
Witness		J. Samuel O’ Briant
EIM Manager

/s/ Notary Public
Notary Public
[SEAL]

Signed, sealed and delivered in the presence of:	TENANT: SCANDIPHARM, INC

/s/ Witness	By:	/s/ David W. Mims
Witness		Name David W. Mims
Title V.P.

/s/ Notary Public	By:
Notary Public		Name
[SEAL]		Title

Signed, sealed and delivered in the presence of:	MANAGER: TAYLOR & MATHIS, INC., a Georgia corporation

/s/ Witness	By:	/s/ E. H. Avery
Witness		E. H. Avery
Executive Vice President

/s/ Notary Public
Notary Public [SEAL]

GENERAL NOTES:

1. PATCH, REPAIR, AND OR REPLACE DAMAGED PARTITIONS, CEILING GRID, CEILING TILES, DOORS, ETC., AS REQUIRED BY CONSTRUCTION.

2. REMOVE EXISTING CARPET AND RUBBER BASE.

3. REMOVE EXISTING WALLCOVERING PATCH & REPAIR READY TO RECEIVE NEW FINISH.

4. ALL HARDWARE TO BE LEVER TYPE.

5. DOORS TO BE BUILDING STANDARD.

6. INSTALL NEW BUILDING STANDARD CARPET (TO BE SPECIFIED).

7. INSTALL NEW BUILDING STANDARD RESILIENT BASE (TO BE SPECIFIED).

8. PAINT WITH BUILDING STANDARD PAINT (TO BE SPECIFIED).

9. INSTALL NEW WALLCOVERING IN NOTED OFFICES (TO BE SPECIFIED).

EXHIBIT A

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“Seventh Amendment”), entered into and effective on the 27th of August, 1999, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter the “Landlord”); and SCANDIPHARM, INC., a Delaware corporation (the “Tenant”); and TAYLOR & MATHIS, INC., a Georgia corporation, as successor-in-interest to Taylor & Mathis IV, a Georgia general partnership, (formerly referred to as the “Leasing Agent”, hereinafter referred to as the “Manager”).

WHEREAS, by lease dated August 28, 1991, and First Agreement Amending Lease dated January 20, 1992, Second Agreement Amending Lease dated July 10, 1992, Third Agreement Amending Lease dated September 8, 1993, Fourth Agreement Amending Lease dated December 16, 1993, Fifth Agreement Amending Lease dated October 16, 1996, and Sixth Agreement Amending Lease dated March 21,1997, (collectively referred herein as the “Lease”) Landlord leased to Tenant certain premises more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (the “Premises”), for the period commencing September 1, 1991 and ending December 31, 1999; and

W I T N E S S E T H:

WHEREAS, Landlord and Tenant mutually agree to further amend and modify the Lease to extend the Term, and expand the Premises as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises, obligations and covenants contained in said Lease, as hereby amended, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	INCORPORATION OF RECITAL The above recital is true and correct and is incorporated herein as if set forth in full.

2.	GENERAL PROVISIONS All defined terms in the Seventh Amendment shall have the same meaning as in the Lease, except as otherwise noted. Except as amended and modified by this Seventh Amendment, all of the terms, covenants, conditions and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the Lease and the provisions of this Seventh Amendment, this Seventh Amendment shall control.

3.	PREMISES The leased square footage contained in the Premises, (14,963 rentable square feet, the “Existing Premises”) as stated in Paragraph 1 of the Sixth Agreement Amending Lease shall be increased by 3,270 rentable square feet, (the “Expansion Premises”) depicted on Exhibit A, attached hereto. The Existing Premises and the Expansion Premises shall hereinafter be referred to as the “Premises.” The Premises shall contain 18,233 rentable square feet.

4.	TERM The Term as stated in Paragraph 2 of the Lease and restated in Paragraph 1 of the Fifth Agreement Amending Lease for the Existing Premises shall be extended from January 1, 2000 to December 31, 2005. The Term of the Expansion Premises shall be for a period to commence on August 1, 2001, and expire Fifty-three (53) months thereafter (December 31, 2005).

5.	BASE MONTHLY RENTAL Tenant shall pay in advance to Landlord at TAYLOR & MATHIS, INC., at address for notice set out in Paragraph 9 of this Fifth Amendment, or at such other place as Landlord shall designate in writing, promptly, without demand, on the first day of each month during the Term a “Base Monthly Rental”, which shall adhere to the following schedule:

Lease Months	Expansion Premises Base Rental Rate	Existing Premises Annual Base Rental Rate	Total Base Monthly Rental
1-12	$0.00	$17.25	$21,509.31
13-19	$0.00	$17.75	$22,132.77
20-24	$17.75	$17.75	$26,969.65
25-36	$18.25	$18.25	$27,729.35
37-48	$18.75	$18.75	$28,489.06
49-60	$19.25	$19.25	$29,248.77
61 -72	$19.75	$19.75	$30,008.48

The Base Monthly Rental shall be due and payable in all events, without any set-off or deduction whatsoever.

6.	ADDITIONAL RENT Paragraph 4 of the Fifth Agreement Amending Lease shall be amended to read as follows:

Effective January 1, 2000, the Operating Expense Stop shall be adjusted from $5.70 per rentable square foot to the 2000 Calendar Year Operating Expenses attributable to the Premises. Tenant shall pay to Landlord as Additional Rent for each Escalation Year during the Term, the Operating Expenses attributable for the Premises for such Escalation Year if and to the extent they exceed the 2000 calendar year Operating Expenses attributable to the Premises. This modification shall not affect the reconciliation of accounts with respect to previous Escalation Years.

7.	COMPLETION OF IMPROVEMENTS Tenant will continue its occupancy of the Premises during the construction of the Premises. Landlord shall perform the work to be performed by Landlord with respect to the Premises in accordance with the Work Letter Agreement attached as Exhibit B hereto, and incorporated herein (the “Work Letter”).

8.	PARKING (a) During the Term, Tenant shall have the non-exclusive use in common with Landlord, other Building tenants, and their respective guests and invitees, of the non-reserved vehicle parking areas sufficient to accommodate up to three and one half (3.5) parking spaces per 1,000 rentable square feet leased and occupied by Tenant, driveways and pedestrian access to same (“Parking Areas”) located on the Property. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the Parking Areas, to police same; to restrict parking by tenants, their officers, agents invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the Parking Areas; to discourage non-tenant parking; to charge a fee for visitor and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers.

9.	WAIVER OF JURY TRIAL As a material inducement to Landlord to enter into this Lease, Tenant hereby waives its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

10.	NOTICES The Tenant, Landlord and Manager addresses in Paragraph 25 of the Lease shall be amended to read as follows:

If to Tenant:	Scandipharm, Inc.
22 Inverness Center Parkway, Suite 310
Birmingham, Alabama 35242

If to Landlord:	Taylor & Mathis, Inc.	cc:	Metropolitan Life Insurance Company
	Post Office Box 43248		2400 Lakeview Parkway, Suite 400
	Birmingham, Alabama 35243		Alpharetta, Georgia 30004-1976

For Payment:	Taylor & Mathis, Inc.
Post Office Box 440668
Kennesaw, Georgia 30144-9512

11.	TENANT REPRESENTATION AND ACKNOWLEDGMENT Tenant hereby acknowledges that Landlord has performed all of its obligations with respect to the Premises. Tenant further acknowledges that as of the date hereof Landlord is not in default under any of the terms of the Lease.

12.	REAL ESTATE BROKERS Tenant represents that, except for Taylor & Mathis, Inc., Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to Taylor & Mathis, Inc., if any, specified in this Paragraph.

Page Two

Scandipharm, Inc.

Seventh Amendment to Lease

The said original Lease is hereby ratified, confirmed and continued in all respects except for those items stated above, and all such covenants, terms and conditions of the said original Lease are hereby incorporated by this reference.

IN WITNESS WHEREOF, the parties hereto have herein set their hands effective as of the date first above written.

Signed, sealed and delivered by Landlord this 27th day of August, 1999, in the presence of:	LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

/s/ Witness	By:	/s/ Authorized Signatory
Witness

/s/ Notary Public	Its:	Assistant Vice-President
Notary Public [SEAL]

Signed, sealed and delivered by Tenant this 12th day of August, 1999, in the presence of:	TENANT: SCANDIPHARM, INC. a Delaware corporation

/s/ Witness	By:	/s/ Authorized Signatory
Witness

/s/ Notary Public	Its:	Chief Financial Officer
Notary Public [SEAL]

Signed, sealed and delivered by Manager this ______ day of ____________, 19 __, in the presence of:	MANAGER: TAYLOR & MATHIS, INC., a Georgia Corporation

/s/ Witness	By:	/s/ E. H. Avery
Witness		E. H. Avery Executive Vice President

/s/ Notary Public
Notary Public [SEAL]

Page Three

Scandipharm

Seventh Amendment to Lease

EXHIBIT B

WORK LETTER AGREEMENT

This Work Letter Agreement sets forth the work and costs of work required to complete the improvements to the Premises so that Premises are suitable for Tenant’s occupancy in accordance with this Lease.

I.	Landlord’s Work

1.0 Landlord shall deliver the Premises in “as-is where-is” condition to Tenant for the installation of the leasehold improvements. Landlord shall provide Tenant with a leasehold improvement allowance of Eighty Seven Thousand Six Hundred Forty Seven and no/100 Dollars ($87,647.00) (the “Allowance”) to cause the performance of the following work and design necessary to prepare the Premises in accordance with the construction documents, mechanical, electrical and plumbing drawings and finish notes (the “Approved Plan”) incorporated as a part of this Lease in Exhibit “A” (Plan of Premises), and subject to the qualifications set forth hereinbelow. Tenant shall have the option to apply the cost of the purchase and installation of a supplemental HVAC unit ($9,020.00) to the Allowance. Upon receipt of Tenant’s invoice for the supplemental HVAC unit, Landlord shall apply the invoice against the Allowance. Tenant shall utilize the leasehold improvement allowance by December 31, 2000. Any unutilized portion of the leasehold improvement allowance shall be retained by Landlord. Any costs incurred in excess of Landlord’s leasehold improvement allowance shall be paid by Tenant to Landlord in one payment which shall be due within thirty (30) days of receipt of Landlord’s invoice(s).

(1)	Construct Building Standard interior drywall partitions to drop ceiling height where indicated on the Approved Plan.

(2)	Rework existing suspended 2’ X 2’ ceiling grid system and acoustical tiles as necessary throughout.

(3)	Furnish and install Building Standard hollow metal door frames where indicated on Approved Plan.

(4)	Furnish and install Building Standard doors with Building Standard door hardware where indicated on Approved Plan.

(5)	Paint partitions with flat latex paint or semi-gloss as indicated on Approved Plan; colors to be selected by Tenant, unless otherwise noted.

(6)	Paint all Building Standard hollow metal door frames.

(7)	Purchase and install wallcovering as indicated on the Approved Plan.

(8)	Furnish and install Building Standard 2’x4’ recessed air supply fluorescent light fixtures throughout in accordance with reflective ceiling plan to be provided by Landlord.

(9)	Provide base building HVAC to all areas, utilizing Building Standard ductwork, diffusers, returns and other Building Standard HVAC units or parts.

(10)	Furnish and install Building Standard switches, duplex outlets, telephone and data outlets with Building Standard cover plates in accordance with electrical plan approved by Tenant and Landlord. Tenant shall be responsible for any and all other wiring and connections, whether for power, telephone, data or otherwise, associated with panel system or other cubicles/modular furniture systems.

(11)	Furnish and install Building Standard carpet throughout as noted on Approved Plan.

(12)	Provide existing Building Standard window treatments/mini blinds for all exterior windows and for sidelights where noted on the Approved Plan.

(13)	Furnish and install Building Standard Tenant plaque and Tenant name strips for building directory located in the First Floor entrance lobby.

(14)	Provide base building life safety systems as required by local codes utilizing existing Building Standard fire nose cabinets, manual pull stations, smoke detectors, annunciators, horns, and emergency lighting system with backup generator.

(15)	Provide complete construction clean up so as to deliver the Premises in a clean, safe and Tenantable condition.

(16)	Provide all architectural and design services necessary for Landlord’s work including preliminary space plan, final dimensioned floor plan, finish plan, electrical plan and reflective ceiling plan.

(17)	Demolition of existing improvements in the Premises including ceilings, partitions, floor covering, electrical and HVAC systems and its distribution, doors, frames, and all other items required so as to allow construction of the Premises in accordance with the Approved Plan.

1.1 Tenant shall be responsible for paying any change orders requested by Tenant and approved by Landlord (50% of the cost of the change order paid to Landlord prior to the commencement of construction and 50% of the cost of the change order paid to Landlord upon completion of the change order construction) subsequent to the date of the Approved Plan incorporated as a part of this Lease to the extent that such change orders cause an increase in the total cost of constructing the Premises in accordance with the Approved Plan.

1.2 Unless Landlord and Tenant otherwise agree, after approval of the Approved Plan by both parties, Landlord shall obtain three (3) bids from outside contractors approved by Landlord to perform Landlord’s Work. Landlord shall let its own contracts for Landlord’s Work and shall cause the contractors to perform all work required by the Approved Plan in a workmanlike manner, in a timely fashion and shall cause such contractors to diligently prosecute such work to completion.

Exhibit B

Scandipharm, Inc.

1.3	Landlord shall provide and install fire dampers and sprinklers into the Premises in accordance with applicable city code(s) at no charge to Tenant.

II.	Tenant’s Work

2.0 Tenant shall, at its sole cost and expense, be responsible for and/or cause the performance of the following work:

(1) Furnish, install and test computer/data processing cable and connectors throughout, including cabling and connectors for all workstations, work areas, offices, telephone room(s) and conference rooms and removal thereof upon vacation of the Premises.

(2) Furnish, install and test Tenant’s telephone system, including all telephone equipment and telephone cabling throughout.

(3) Furnish and install any and all planters and plant material throughout and provide for the subsequent maintenance thereof, except as otherwise noted on Approved Plan.

(4) Furnish and install any and all interior nameplates and other interior graphics and signage not specifically designate to be provided by Landlord hereinabove.

(5) Move relocate all of Tenant’s office furniture, personnel contents, computers, and related equipment, filing equipment and systems and any and all other office equipment including, but not limited to, the following:

a)	Telephone room equipment and contents;

b)	Computer room equipment and contents;

c)	Storage room equipment and contents;

d)	Mailroom equipment and contents;

e)	Modular furniture systems and related items;

f)	Copiers and related equipment.

2.1 Provided Tenant delivers to Landlord no later than May 31, 2000 its approved construction documents and written information sufficiently detailed to enable Landlord to let firm contracts, Landlord agrees to Substantially Complete the Premises, subject to Tenant Delay and Force Majeure by December 31, 2000. Substantially Complete is defined as the completion of Landlord’s work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration, or mechanical adjustments which remain to be done. Tenant Delay is defined as any event or occurrence which delays the completion of the Landlord’s Work which is caused by or is described as follows:

(i)	special work changes, alterations or additions requested made by Tenant in the design or finish in any part of the premises after approval of the plans and specifications (as described in the Work Letter);

(ii)	Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(iii)	failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense;

(iv)	the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises.

2.2 Tenant’s access to the Premises for the purposes of completing Tenant’s work shall at all times be subject to the control and restrictions of Landlord and to all of the terms, covenants, provisions and conditions of the Lease, except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of installations so made by Tenant in accordance with Paragraph 2.0 above prior to the commencement of the Term, the same being solely at Tenant’s risk.

2.3 Landlord shall not be responsible for construction delays resulting from design changes to the Approved Plan required by Tenant or due to deficiencies, delivery delays, or damage related to items furnished or provided by Tenant.

2.4 Upon review of the Approved Plan, Landlord shall notify Tenant of any items or materials which shall be removed by Tenant upon surrender of Premises.

Exhibit B

Scandipharm, Inc.

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (“Eighth Amendment”), entered into and effective on the 27 day of October, 2003, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), and AXCAN SCANDIPHARM, INC., a Delaware corporation (formerly known as SCANDIPHARM, INC.) (“Tenant”), and TAYLOR & MATHIS, INC., a Georgia corporation, as successors-in-interest to Taylor & Mathis IV, a Georgia general partnership, (formerly referred to as the “Leasing Agent”, hereinafter referred to as the (“Manager”)

W I T N E S S E T H:

WHEREAS, by lease dated August 28, 1991 and First Agreement Amending Lease dated January 20, 1992, Second Agreement Amending Lease dated July 10, 1992, Third Agreement Amending Lease dated September 8, 1993, Fourth Agreement Amending Lease dated December 16, 1993, Fifth Agreement Amending Lease dated October 16, 1996, and Sixth Agreement Amending Lease dated March 21, 1997, and Seventh Agreement Amending Lease dated August 27, 1999, (collectively referred herein as the “Lease”) Landlord leased to Tenant certain premises more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (the “Premises”), for the period commencing September 1, 1991 and ending December 31, 2005; and

WHEREAS, Landlord and Tenant mutually agree to further amend and modify the Lease, and expand the Premises as hereinafter set forth;

NOW THEREFORE, in consideration of the mutual promises, obligations and covenants contained in said Lease, as hereby amended, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agrees as follows:

1. INCORPORATION OF RECITALS. The above recitals are true and correct and is incorporated herein as if set forth in full.

2. GENERAL PROVISIONS. All defined terms in the Eighth Amendment shall have the same meaning as in the Lease, except as otherwise noted. Except as amended and modified by this Eighth Amendment, all of the terms, covenants, conditions and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Eighth Amendment to Lease, the provisions of this Eighth Amendment to Lease shall control.

3. PREMISES 125 INCLUSION. Subject to all the terms and conditions of this Eighth Amendment to Lease, the Premises leased by Tenant pursuant to the Lease are hereby amended to include Premises 125, consisting of approximately 1,242 rentable square feet, as depicted on Exhibit A attached hereto. The Premises shall thereafter be 19,475 rentable square feet.

4. TERM. The Lease term for Premises 310 shall remain unchanged. The Lease term for Premises 125 shall commence on November 1, 2003 and shall terminate six (6) months following the Premises 125 Commencement Date (“Premises 125 Term”), subject to provisions of Paragraph 7.

5. BASE MONTHLY RENTAL AND ADDITIONAL RENT. The Base Monthly Rental as provided in Paragraph 5 of the Seventh Amendment, and Additional Rent as provided in Paragraph 6 of the Seventh Amendment, applicable to Premises 310 shall remain unchanged from that set forth in the Seventh Amendment. In addition to the Base Monthly Rent and Additional Rent payable on Premises 310, as of the Premises 125 Commencement Date, Tenant shall be obligated to pay Base Monthly Rent and Additional Rent applicable to Premises 125 as follows:

Premises 125 Base Monthly Rent. Tenant agrees to pay to Landlord at the office specified in Paragraph 8, herein or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent for Premises 125, including, without limitation, Monthly Base Rent and Additional Rent during the Premises 125 Term. Monthly Base Rent for Premises 125 shall be paid monthly in advance on the first day of each month of the Premises 125 Term. Monthly Base Rent shall be prorated for partial months within the Premises 125 Term. Unpaid Rent shall bear interest at the Rate set forth in the Lease from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease in accordance with the following rent schedule:

Month of Term	Monthly Rent	Rate/SF of Rentable Area
1 – 6	$1,811.25	$17.50

Base Rent for Premises 310 shall remain unchanged from that set forth in the Seventh Amendment. Landlord acknowledges and agrees that Tenant may remit the Base Rent, Additional Rent and other periodic charges due under the Lease as hereby amended as the same may apply to each of the two leased premises, one set of payments for Premises 310 and one set of payments for Premises 125. Provided, however, an event of default by Tenant applicable to either one of the leased premises, shall be deemed a default of the Lease as hereby amended if not cured within any applicable cure period.

7. OPTION TO EXTEND TERM. Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant’s interest in the Lease, Landlord hereby grants to Tenant an option to extend the term of this lease for Premises 125 on a month to month basis at the same terms and conditions of the Lease. Tenant shall give Landlord written notifications of no less than thirty (30) days prior to the expiration of the term as outlined in Section 4 of this Eighth Amendment to Lease if Tenant desires to renew this Lease under the terms of this Paragraph 7. In the event of a month to month extension of the Lease, Landlord shall have the right to terminate the Lease for Premises 125 for any reason whatsoever by providing Tenant thirty (30) days prior written notice. Tenant must thereafter vacate Premises 125 or the holdover provisions of the Lease shall apply.

8. NOTICES.

(a)	All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other nationally recognized overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b)	All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Paragraph 9, addressed to the parties hereto at their respective addresses listed below:

(1)	Notices to Landlord shall be addressed:

Taylor & Mathis, Inc. Post Office Box 43248 Birmingham, Alabama 35243	CC: Metropolitan Life Insurance Company ATTN: Regional Manager 2400 Lakeview Parkway, Suite 400 Alpharetta, Georgia 30004-1976

(2)	Payment shall be addressed:

Inverness

Post Office Box 440668

Kennesaw, Georgia 30160-9512

ATTN: Accounts Receivable – Inverness

(3)	Notices to Tenant shall be addressed:

Axcan Scandipharm, Inc.

22 Inverness Center Parkway, Suite 310

Birmingham, Alabama 35242

11.	REAL ESTATE BROKERS Tenant represents that, except for Taylor & Mathis, Inc. (“Landlord’s Broker”) Tenant has not dealt with any real estate broker, sales person or finder in connection with this Eighth Amendment, and no such person initiated or participated in the negotiation of this Eighth Amendment. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and Manager harmless from and against any and all liabilities and claims for commissions and similar fees arising out of a breach of the foregoing representation.

IN WITNESS WHEREOF, this Eighth Amendment to Lease has been executed as of the date first set forth above.

Signed, sealed and delivered by Landlord this 5th day of November, 2003, in the presence of:	LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

/s/ Witness	By:	/s/ Victor W. Turner
Witness		Victor W. Turner, Vice President/Director

/s/ Notary Public
Notary Public
[SEAL]

Signed, sealed and delivered by Tenant this OCT. 27, 2003, in the presence of:	TENANT: AXCAN SCANDIPHARM, INC.

/s/ Witness	By:	/s/ Martha Donze
Witness	Name	Martha Donze
	Title	Vice President

/s/ Notary Public
Notary Public
[SEAL]

Signed, sealed and delivered by Manager this ___ day of _______, 200_, in the presence of:	MANAGER: TAYLOR & MATHIS, INC., a Georgia corporation

/s/ Witness	By:	/s/ Carroll M. Battey
Witness	Name	Carroll M. Battey
	Title	Vice President
/s/ Notary Public
Notary Public
[SEAL]

NINTH AGREEMENT AMENDING LEASE

THIS NINTH AGREEMENT, entered into this 9th day of December, 2004, by and between Metropolitan Life Insurance Company, a New York corporation (the “Landlord”); and AXCAN SCANDIPHARM, INC., a Delaware corporation (formerly known as SCANDIPHARM, INC.) (the “Tenant”); and Taylor & Mathis, Inc., a Georgia corporation, as successors-in-interest to Taylor & Mathis IV, a Georgia general partnership (formerly referred to as the “Leasing Agent”, hereinafter referred to as the “Manager”)

W I T N E S S E T H

WHEREAS, by Lease dated August 28, 1991 and First Agreement Amending Lease dated January 20, 1992, Second Agreement Amending Lease dated July 10, 1992, Third Agreement Amending Lease dated September 8, 1993, Fourth Agreement Amending Lease dated December 16, 1993, Fifth Agreement Amending Lease dated October 16, 1996, and Sixth Agreement Amending Lease dated March 21, 1997, and Seventh Agreement Amending Lease dated August 27, 1999, and Eighth Agreement Amending the Lease dated October 27, 2003 (collectively referred herein as the “Lease”), Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 22 Inverness Center, Suite 310, Birmingham, Alabama 35242 (the “Premises”); and

WHEREAS, Tenant desires to install a generator, with all associated wiring and devices (“the Generator”) as electrical backup for Tenant’s premises; and

WHEREAS, Landlord has agreed to allow Tenant to install the Generator; and

WHEREAS, Landlord and Tenant mutually agree to amend the Lease as hereinafter set forth; and

WHEREAS, Landlord and Tenant mutually agree to document said amendment.

NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in the Lease, as hereby amended, the parties hereto, intending to be legally bound do hereby agree as follows:

1. The Tenant shall design, install and maintain the Generator in the location shown on Exhibit “A” of this Amendment. Landlord shall have the right to approve, at its sole discretion, the design, installation and maintenance of the Generator. Every month, Tenant shall submit evidence of maintenance records to Landlord. In the event Tenant does not provide evidence of the maintenance required by Landlord, or Landlord inspects the Generator and has reason to believe the Generator is not being properly maintained, Landlord shall have the right to maintain the Generator and Tenant shall reimburse Landlord for all costs associated with maintaining the Generator.

2. Tenant shall retain title to the Generator during the term of the Lease and any subsequent renewals. Upon termination of the Lease or any subsequent renewals, Landlord shall require Tenant to remove the Generator, with all associated wiring and devices, and restore Landlord’s property to its original condition.

3. All provisions and requirements of the Lease regarding Tenant’s obligations, including but not limited to the insurance requirements of Articles 28, shall apply to the Generator, its enclosure and any damages caused by the Generator.

4. To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney’s fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, effective as of the date first above written.

Signed, sealed and delivered in the presence of:	LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY a New York corporation

/s/ Witness	By:	/s/ Victor W. Turner
Witness	Name:	Victor W. Turner

Notary Public	Title:	Vice President/Director

Signed, sealed and delivered in the presence of:	TENANT: AXCAN SCANDIPHARM, INC.

/s/ Witness	By:	/s/ Martha Donze
Witness	Name:	Martha Donze
	Title:	Vice President
/s/ Notary Public
Notary Public [SEAL]

Signed, sealed and delivered in the presence of:	MANAGER: TAYLOR & MATHIS, INC.

/s/ Witness	By:	/s/ Carroll M. Battey
Witness
	Name:	Carroll M. Battey
/s/ Notary Public
Notary Public	Title:	Vice President
[SEAL]

TENTH AMENDMENT TO LEASE

THIS TENTH AMENDMENT TO LEASE (hereinafter referred to as the “Tenth Amendment”) is made and entered into this 7th day of December, 2005, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Separate Real Estate Account (hereinafter referred to as “Landlord”) and AXCAN SCANDIPHARM, INC., a Delaware corporation (formerly known as “SCANDIPHARM, INC.”) (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company, a New York corporation, the predecessor in title to Landlord, and Tenant entered into that certain Lease Agreement dated August 28, 1991, as amended on January 20, 1992 (the “First Amendment”), as amended on July 10, 1992 (the “Second Amendment”), as amended on September 8, 1993 (the “Third Amendment”), as amended on December 16, 1993 (the “Fourth Amendment”), as amended on October 16, 1996 (the “Fifth Amendment”), as amended March 21, 1997 (the “Sixth Amendment”), as amended August 27, 1999 (the “Seventh Amendment”), as amended October 27, 2003 (the “Eighth Amendment”), as amended December 9, 2004 (the “Ninth Amendment”) (collectively, the “Lease”), whereby Tenant leased certain premises on the third (3rd) floor (hereinafter referred to as the “Original Premises”) in the building known as 22 Inverness Center, Birmingham, Alabama (the “Building”), which Building comprises a part of the office complex known as Inverness Center (the “Office Complex”);

WHEREAS, all of the right, title and interest of Metropolitan Life Insurance Company, as Landlord under the Lease, was heretofore acquired by Teacher’s Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account; and

WHEREAS, Landlord and Tenant desire to amend the Lease as to extend the term of the Lease and to make those certain other changes set forth herein;

NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto for themselves and their successors and assigns do hereby agree as follows:

1. Definitions. Any capitalized terms not defined herein shall have the meaning as set forth in the Lease.

2. Premises.

(a)	Effective as of the New Commencement Date (as hereinafter defined), Exhibit A attached to the Lease shall be deemed to be deleted in its entirety, and all references to Exhibit A in the Lease shall be deemed to refer to Exhibit A-1, attached hereto and made a part hereof.

(b)	Effective as of the New Commencement Date, the location and the size of the Original Premises shall be approximately 18,233 rentable square feet located on the Third Floor of 22 Inverness Center.

3. Deletion of Prior Amendments. Sections 3, 5 and 7 of the Eighth Amendment are deleted in their entirety. Sections 3, 4, 5 and 7 of the Seventh Amendment are deleted in their entirety. Sections 1, 2 and 3 of the Sixth Amendment are deleted in their entirety. Sections 1, 2, 3, 4 and 5 of the Fifth Amendment are deleted in their entirety. Sections 1, 2, 3 and 4 of the Fourth Amendment are deleted in their entirety. Sections 1, 2, 3 and 4 of the Third Amendment are deleted in their entirety. Sections 1, 2, 3 and 4 of the Second Amendment are deleted in their entirety. Sections 1 and 2 of the First Amendment are deleted in their entirety.

4. Term. The Term of the Lease shall be extended through and including December 31, 2008 (the “Expiration Date”).

5. Renewal Right. Tenant shall have the right to renew the Term of the Lease for one (1) additional period of five (5) years (the “Renewal Term”) by giving Landlord prior written notice not less than nine (9) months and not more than twelve (12) months prior to the expiration of the initial Term that Tenant has exercised such renewal right, subject to the following conditions:

(a)	There shall not be an Event of Default under any of the terms or provisions of the Lease at the time such notice is given or at the time of the commencement of the Renewal Term.

(b)	Tenant shall occupy the Premises during the Renewal Term under the same terms and conditions as specified in the Lease, except Tenant shall lease the Premises in their then “as-is” condition, with Tenant being entitled to no additional tenant improvement allowance or other right to require the improvements be made to the Premises, and the Base Rent for any Renewal Term shall be the then Market Rate, but not less than the Base Rent for the Premises in effect immediately prior to the commencement of such Renewal Term.

(c)	As used herein, the term “Market Rate” shall be initially determined by Landlord as the amount of base annual rent per square foot, including escalations of such base annual rent, then being charged in comparable first-class office buildings located in Birmingham, Alabama (the “Comparable Buildings”) for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the Renewal Term, including without limitation, escalations (including type, base year and stop), concessions, length of renewal term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, quality and quantity of any existing tenant improvements, quality and creditworthiness of Tenant, amenities offered, location of building, the cost and provision of parking spaces, and other generally applicable concessions, allowances, terms and conditions of tenancy. In determining Market Rate, Landlord shall be entitled to accord the greatest weight to recent transactions in the Building. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate.

(d)	Within thirty (30) days after Landlord receives the notice of Tenant’s exercise of the renewal option, Landlord shall notify Tenant of the proposed Market Rate. In the event that Landlord and Tenant are not able to agree as to the Market Rate within sixty (60) days of good faith negotiation, Tenant’s right of renewal as provided herein shall terminate.

(e)	Tenant shall not be entitled to more than one (1) renewal option.

(f)	In the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into any Renewal Term.

(g)	This renewal right shall be subject to Tenant’s financial condition at the time of exercise being comparable, as determined by Landlord, in all material respects to or better than that as exists on the Commencement Date. In determining whether the requirements of this provision are satisfied, all aspects of Tenant’s financial condition (including, without limitation, net worth, liquidity, and credit ratings by recognized rating agencies) may be examined by Landlord.

(h)	The rights granted pursuant to the terms of this Section are personal to the named Tenant hereunder, and shall terminate if the right to occupy or use any portion of the Premises is vested (whether pursuant to a sublease, assignment, by operation of law, or any other method which results in the right to occupy or use the Premises by a third party) in a party other than the named Tenant hereunder.

6. New Commencement Date. “New Commencement Date” shall mean January 1, 2006.

7. Base Rent. As of the New Commencement Date, Tenant agrees to pay monthly Base Monthly Rental during the Term as follows:

Time Period	Rental Rate	Annually	Monthly
1/1/06- 12/31/06	$18.50 per square foot per annum	$337,310.50	$28,109.21
1/1/07 - 12/31/07	$19.00 per square foot per annum	$346,427.00	$28,868.92
1/1/08- 12/31/08	$19.50 per square foot per annum	$355,543.50	$29,628.63

8. Operating Expenses. Section 6 of the Seventh Amendment to Lease is hereby amended to read as follows:

Effective January 1, 2006, the Operating Expense Stop shall be equal to the Operating Expenses for Calendar Year 2005. Tenant shall pay Landlord as Additional Rent for each Escalation Year during the Term Tenant’s Pro Rata Share of the Operating Expenses for such Escalation year if and to the extent they exceed the Operating Expense Stop. This modification shall not affect the reconciliation of accounts with respect to previous Escalation Years.

9. New Pro Rata Share. Tenant’s Pro Rata Share will remain “Fourteen and 47/100 percent (14.47%).”

10. Landlord’s Work. Except for the performance of Landlord’s Work, as described in Exhibit B-l, attached hereto and made a part hereof, which will be performed by Landlord in accordance with the provisions of Exhibit B-l, Tenant shall accept possession of the Premises on the New Delivery of Possession (as defined below) in its “as is” condition. Any alterations, physical additions or improvements to the Premises made pursuant to Exhibit B-l shall at once become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, unless Landlord elects to require Tenant to remove such alterations, additions or improvements upon the expiration or earlier termination of the Lease and to repair any damages resulting from such removal. Except as otherwise provided in the Lease, Landlord shall have no obligation to furnish, equip, repair or improve the Premises.

11. Notice. Tenant and Landlord addresses contained in Section 8(b)(l), (2) and (3) of the Eighth Amendment to Lease shall be amended to read as follows:

Landlord’s Notice Address:	c/o TIAA-CREF Mortgage & Real Estate 8500 Andrew Carnegie Blvd. Charlotte, North Carolina 28262 Attn: Asset Manager

with copies to:	Cousins Properties 5215 N. O’Connor Blvd. Suite 1100 Irving, Texas 75039 Attention: Ken Pool Cousins Properties	Sutherland Asbill & Brennan LLP 99 Peachtree Street, N.E., Suite 2300 Atlanta, Georgia 30309 Attention: R. Robinson Plowden

And:	22 Inverness Parkway Suite 125 Birmingham, Alabama 35242 Attention: Betty Swann & N. West Harris, III

Address For Rent Payments:	Teacher’s Insurance and Annuity Association of America, for the benefit of its Separate Real Estate account. P.O. Box 841756 Dallas, TX 75284-1756

Tenant’s Notice Address:	Axcan Scandipharm, Inc. 22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

With a copy to:	________________________ ________________________ ________________________ ________________________

12. Brokers. Tenant hereby warrant and represent to Landlord that it has not dealt with any broker, agent or finder regarding this Tenth Amendment other than Taylor & Mathis, Inc. (“Broker”). In connection with this Tenth Amendment, and, subject to the default and remedies provisions of the Lease, Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including but not limited to attorney’s fees and expenses and court costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Tenth Amendment, made by any broker, agent or finder, other than Broker, claiming by, through or under Landlord, whether or not such claim is meritorious. Such obligations shall survive the expiration or earlier termination of this Lease.

13. Patriot Act. Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11 sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Lease, (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any payment made under the Lease.

14. Miscellaneous. Landlord and Tenant hereby ratify and affirm the Lease, except as amended hereby. This Lease, as amended hereby, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter herein. This Tenth Amendment may be executed in several counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same Tenth Amendment. This Tenth Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Tenth Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile shall be fully binding. Tenant hereby affirms that there exists no default or event of default on its part under the terms of the Lease and that Tenant has no offset rights, claims or counterclaims against Landlord.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed under seal, effective as of the date set forth below.

LANDLORD:		TENANT:

Teacher’s Insurance and Annuity Association of America, a New York corporation, for the benefit of its Separate Real Estate Account		Axcan Scandipharm, Inc., a Delaware corporation

By:	/s/ Authorized Signatory	By:	/s/ Martha Donze
Name:	Authorized Signatory	Name:	Martha Donze
Title:	Director	Title:	Vice President

[SEAL]		[SEAL]

Witness:	/s/ Witness	Witness:	/s/ Authorized Signatory
Date:	12/7/05	Date:	12/2/05

EXHIBIT A-1

SKETCH OF PREMISES

EXHIBIT B-1

LANDLORD WORK AGREEMENT

INVERNESS CENTER

Landlord and Tenant executed the Tenth Amendment for the Premises containing approximately 18,233 square feet and located on the third floor of the building located at 22 Inverness Parkway and hereby attach this Work Agreement to the Amendment as Exhibit B-1 thereto.

In consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

Section 1.01 Definitions

a. Allowance shall mean the sum of $10.00 per square foot contained in the Premises.

b. Contractor shall mean a tenant improvement contractor selected by Landlord.

c. Change Order shall mean any alteration, substitution, addition or change to or in the Tenant Space Plans or Tenant Improvement Construction Documents requested by Tenant after the same have been approved by Landlord.

d. Completion Date shall mean the date of Substantial Completion of the Tenant Improvements.

e. Construction Contract shall mean the agreement to be entered between Landlord and Contractor for the construction of the Tenant Improvements.

f. Punchlist Items shall mean those items not completed in the Premises at the time of Substantial Completion, as identified in a written list prepared by Tenant or Tenant’s representative within ten (10) Working Days (as defined below) of Substantial Completion, which do not substantially interfere with Tenant’s use or enjoyment of the Premises. Landlord shall cause Contractor to correct or complete all Punchlist Items as soon as reasonably possible, but, in any event, within thirty (30) days following delivery of the Punchlist to Landlord;

provided, however, if any of the Punchlist Items are not reasonably susceptible of being corrected or completed within thirty (30) days, the thirty (30) day period shall be extended as reasonably necessary to allow Landlord to complete such Punchlist Items provided Landlord commences its efforts promptly and prosecutes same with due diligence thereafter.

g. Construction Management Fee shall mean Landlord’s construction management fee of five percent (5%) of the Total Improvement Costs, which shall be the responsibility of Tenant, subject to the terms of Section 5.01 of this Exhibit B-1.

h. Soft Costs shall mean the Tenant Improvement Costs relating to the Construction Management Fee, space planning, architectural designs, permits fees, telephone wiring and computer wiring and cabling.

i. Substantial Completion or Substantially Complete shall be as described in Section 4.04 hereof.

j. Tenant’s Costs shall mean all Total Improvement Costs in excess of the Allowance.

k. Tenant Improvements shall mean all improvements constructed or installed in or on the Premises, including without limitation any rooftop mounted equipment or generators, in accordance with the Tenant Improvement Construction Documents.

l. Tenant Improvement Construction Documents shall mean the working drawings, specifications and finish schedules for the Tenant Improvements prepared by Tenant’s Architect and approved by Tenant and Landlord in accordance herewith, including without limitation, detailed architectural, structural, mechanical, electrical and plumbing plans and specifications sufficient to allow Landlord to obtain building and other development permits.

m. Tenant Architect shall mean an architect approved by Landlord.

n. Tenant’s Extra Work shall mean all work in or about the Premises not within the scope of the work necessary to construct the Tenant Improvements, such as (by way of illustration and not limitation) delivering and installing furniture, telephone and other data equipment and wiring and office equipment.

o. Total Improvement Costs shall mean the aggregate cost for the Tenant Improvements, together with the cost of any Change Orders as provided in Section 4.05 hereof, and including in any case, the cost of any Building-Standard Materials, whether previously or subsequently installed and the cost of the Tenant Improvement Construction Documents.

p. Working Day shall mean the period from 7:00 A.M. until 4:00 P.M. on any Monday through Friday, excluding federal and Alabama state holidays. By way of illustration, any period described in this Work Agreement as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 7:01 A.M. on Monday, said period shall expire at 4:00 P.M. on the following Thursday; and (ii) if receipt occurs at 3:59 P.M. on Wednesday, the period shall expire at 4:00 P.M. on the following Monday.

ARTICLE 2

AS-IS CONDITION

Except for the Tenant Improvements, Landlord shall not be obligated to perform any alterations, modifications or refurbishments to the Premises.

ARTICLE 3

TENANT SPACE PLANS AND TENANT

IMPROVEMENT CONSTRUCTION DRAWINGS

Section 3.01 Schedule of Critical Dates

The following is a schedule of certain critical dates relating to Landlord’s and Tenant’s respective obligations with respect to construction of the Tenant Improvements:

Activity	Reference	Responsible Party	Deadline

A	Tenant to Approve Tenant Improvement Construction Drawings	Tenant

B	Obtain Pricing Package for Tenant Improvements	Landlord	As promptly as reasonably practicable

C	Approval of Pricing Package	Tenant	3 Working Days after receipt

D	Receive Permit to Commence Work	Landlord	As promptly as reasonably practicable

G	Substantial Completion	Landlord (Contractor)	As promptly as reasonably practicable

Section 3.02 Scope of Landlord’s Approval

Any approval or consent by Landlord of any items submitted by Tenant to and/or reviewed by Landlord pursuant to this Work Agreement shall be deemed to be strictly limited to an acknowledgement of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation, warranty or covenant by Landlord that the design is safe and structurally sound or will comply with, or is not in violation of, any applicable laws, rules or regulations or any standard of due care regarding engineering of structural design or quality of material, and Landlord does not assume any responsibility therefor, nor for any defect in any structure constructed from such design. Any deficiency, mistake or error in design, although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.

Section 3.03 ADA Compliance

Tenant shall direct Tenant’s Architect to cause the Tenant Improvement Construction Drawings to be in compliance with the Americans with Disabilities Act of 1990 (“ADA”). Tenant shall be responsible for any aspect of the Tenant Improvement Construction Drawings which does not comply with the ADA. Provided the Tenant Improvement Construction Drawings are in compliance with the ADA Landlord and Contractor shall be responsible for ensuring that the Tenant Improvements are constructed in compliance with the ADA.

ARTICLE 4

CONSTRUCTION OF TENANT IMPROVEMENTS

Section 4.01 Obtaining Building Permits

Landlord will be responsible for obtaining all necessary building permits and certificates of occupancy, the costs of which shall be included in the Total Improvement Costs.

Section 4.02 Construction of Tenant Improvements

Landlord will enter into a Construction Contract with Contractor to construct the Tenant Improvements. Landlord will cause Contractor to complete the Tenant Improvements in a good, first-class and workmanlike manner, substantially in accordance with the Tenant Improvement Construction Documents and the Construction Contract.

Section 4.03 Tenant Delay

The term “Tenant Delay” shall mean any delay in achieving Substantial Completion as a result of or in connection with:

a. Tenant’s selection of a general contractor who has not been pre-qualified by Landlord or who, in Landlord’s reasonable opinion, does not meet the criteria for the scope and size of the Tenant Improvement project.

b. Tenant’s failure to furnish any information or documents in accordance with this Work Agreement, to the extent such failure causes a delay;

c. Tenant’s request for materials, finishes or installations which are “long lead time” items (by way of example and not by way of limitation, specialty millwork), if required for Substantial Completion of the Premises.

d. Any Change Order, including any change in the Tenant Improvement Construction Documents made pursuant to Section 4.05 hereof and any failure by Tenant to respond to a “Change Order Effect Notice” (as herein defined) within the time period required hereunder, to the extent such Change Order or failure to respond by Tenant, as applicable, causes a delay;

e. If in the performance or prosecution of Tenant’s Extra Work, Tenant’s employees or agents interfere with or in any manner hinder Contractor from prosecuting to the fullest extent possible the Tenant Improvements work to the extent such interference or hindrance causes a delay;

f. Any other delay caused by Tenant, its agents, contractors, architects, engineers and employees.

Section 4.04 Completion of the Premises

The Premises shall be substantially completed, and Substantial Completion shall have occurred upon the latest to occur of: (i) Landlord obtains a temporary certificate of occupancy or equivalent; and (ii) the Tenant Improvements are substantially complete (subject to Punchlist Items) so as to enable Tenant to move in and install its furniture, fixtures, machinery and equipment; provided, however, if and to the extent compliance with the conditions set forth above would have occurred earlier but for Tenant Delay, then compliance with such condition shall be deemed to have occurred on the date it would have occurred but for Tenant Delay (i.e., Substantial Completion will be accelerated on a day-for-day basis for each day of Tenant Delay).

Section 4.05 Changes in Plans and Specifications

a. If Tenant desires to make Change Order, Tenant shall submit to Landlord for pricing by Contractor working drawings and specifications for any and all such desired Change Order. Any such Change Order shall be subject to Landlord’s prior reasonable approval. Landlord shall respond to Tenant as promptly as practicable with an estimate of the effect of such desired Change Order on Total Improvement Costs and the schedule of anticipated Substantial Completion (the “Change Order Effect Notice”). Tenant shall have two (2) Working Days to respond to such Change Order Effect Notice, with the authorization required hereunder, although Tenant may, within said two (2) Working Day period, request more time to finally respond to the Change Order Effect Notice. A failure by Tenant to respond to any such Change Order Effect Notice shall be deemed an acceptance of the Change Order, and, upon any rejection of a proposed Change Order, Contractor shall proceed with its work in accordance with the Tenant Improvement Construction Documents. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references in this work Agreement to the “Tenant Improvement Construction Documents” shall be to the Tenant Improvement Construction Documents adopted pursuant to the procedures of Article 3 above, as changed and modified pursuant to this Section 4.05, and all references to “Total Improvement Costs” shall be deemed to include the net aggregate approved cost for the Change Orders as determined in this Section 4.05 (after taking into account any savings effected by such Change Orders).

b. Once the Change Order, the costs therefor and the schedule change associated therewith have been approved in writing by Tenant and are delivered to Landlord, Tenant shall be deemed to have given full authorization to Landlord to cause Contractor to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as so modified and revised provided that any changes required by Tenant which constitute a material deviation from the previously approved Tenant Improvement Construction Documents shall be effective only after the approval of Landlord.

Section 4.06 General Provisions Applicable to Tenant’s Extra Work

a. Tenant shall submit to Landlord all relevant documents relating to Tenant’s Extra Work. Landlord shall have the right to approve reasonably Tenant’s Extra Work and the methods of construction and the contractors which will perform Tenant’s Extra Work. Prior to the commencement of Tenant’s Extra Work, Tenant shall provide to Landlord a payment and performance bond issued by a bonding company subject to Landlord’s approval and naming Landlord as an additional obligee.

b. Landlord will require high grade, first-class work to be constructed in the Premises. Tenant’s Extra Work shall be performed in a first-class manner, using first-class quality materials. Tenant’s Extra Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant’s Extra Work which is not in conformance therewith.

c. Tenant’s contract parties and contractors shall be subject to supervision by Landlord in their use of the New Building and their relationship with Contractor, or contractors of other tenants in the New Building. The entry by Tenant and/or its contract parties into the Premises for the performance of Tenant’s Extra Work shall be subject to all of the terms and conditions of the Lease except the payment of Rent. If Landlord allows Tenant and or its contract parties to enter the Premises and commence the performance of Tenant’s Extra Work prior to the Completion Date, such entry by Tenant shall be at Tenant’s sole risk.

d. Tenant’s Extra Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere with or delay the completion of any work being performed by Contractor or contractors of any other tenant in the New Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other retail or office tenants in the New Building. Contractor shall have priority over Tenant’s Extra Work.

e. Tenant and Tenant’s contract parties shall perform their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal, as needed, from the Premises and the New Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the New Building. If any such trash, rubbish, or surplus materials are not promptly removed from the New Building in accordance with the provisions hereof or if any portion of the New Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant’s cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses promptly upon demand therefor.

f. All contractors and subcontractors engaged by Landlord and Tenant shall maintain adequate and commercially reasonab|e insurance coverages in amounts as may be required by Landlord, and the insurance policies maintained by Tenant’s contractors and subcontractors shall name Landlord, Landlord’s Mortgagee, property manager, and Contractor as additional insureds and shall contain a waiver of subrogation.

g. Tenant will be responsible for repairing any damage to the New Building common areas caused by Tenant or its agents or contractors within fifteen (15) days of receipt of written notice by Landlord. If such repairs have not been completed within said fifteen (15) day period, Landlord may cause the damage to be repaired at Tenant’s expense. Notwithstanding the foregoing, if the nature of the damage is such that repair could not reasonably be completed within said fifteen (15) day period, and provided Tenant has promptly commenced and diligently pursued completion of the same, Tenant shall have as long as reasonably necessary to complete such repair, not to exceed thirty (30) days. Within thirty (30) days of receipt of an invoice therefor, Tenant shall reimburse Landlord for its actual costs and expenses in completing any such repair.

h. In consideration of Landlord’s services rendered in connection with the completion and coordination of the Tenant Improvements, Tenant shall pay the Construction Management Fee to Landlord.

ARTICLE 5

PAYMENT OF COSTS

Section 5.01 Allowance for Total Improvement Costs

Landlord shall pay the Total Improvement Costs and the Construction Management Fee, up to, but not in excess of the Allowance. The Allowance is applicable to Total Improvement Costs and the Construction Management Fee and the additional costs specified below in this Section 5.01 and shall not be paid until Tenant’s Costs have been fully paid. Notwithstanding the foregoing, no more than $27,349.50 (based on the rate of $1.50 per square foot) of Tenant’s Allowance shall be allocable to Tenant’s Soft Costs. Any unused funds in the Allowance shall be the sole property of Landlord.

Section 5.02 Tenant’s Costs

Tenant shall pay Tenant’s Costs, if any, to Landlord consisting of Total Improvement Costs in excess of the Allowance.

Section 5.03 Payment of Tenant’s Costs

Tenant shall pay to Landlord Tenant’s Costs, if any, consisting of Total Improvement Costs in excess of the Allowance. Tenant’s Costs shall be payable within ten (10) days of receipt of written notice by Landlord that such costs are payable by Landlord under the Construction Contract.

Section 5.04 Failure to Pay Tenant’s Costs

Failure by Tenant to pay Tenant’s Costs in accordance with this Article 5 will constitute a failure by Tenant to pay Rent when due under the Lease and, subject to any notice and cure provisions of the Lease, shall constitute an event of Default under the Lease, and Landlord shall have all the remedies available for nonpayment of Rent. In addition, the failure by Tenant to comply with the requirements of this Work Agreement shall constitute an event of Default by Tenant under the Lease, subject to the notice and cure provisions of the Lease.

ARTICLE 6

CONTRACTOR REQUIREMENTS

Section 6.02 Award Procedures

Time permitting, Landlord shall use its reasonable efforts to obtain bids from three (3) qualified subcontractors as to each major subcontract, to the extent available. Tenant acknowledges that, in order to meet the construction schedule set forth in Article 3.00 above, Landlord may not have sufficient time in which to obtain bids from three (3) subcontractors as to all subcontracts. Landlord shall be responsible for preparing bid instructions to the prospective subcontractors and Landlord shall receive and qualify all bids and shall determine the responsiveness of all bids received. Landlord shall select all subcontractors. Notwithstanding the foregoing, so long as Landlord has used reasonable efforts to obtain bids for subcontracts which will apply to the entire New Building, Landlord shall not be required to obtain bids for the same work for the Premises.